EXHIBIT 21
                                                                      ----------



                    SUBSIDIARIES OF THE NAUTILUS GROUP, INC.
                    ----------------------------------------


Nautilus Direct, Inc., a Washington corporation
Nautilus Human Performance Systems, Inc., a Virginia corporation
Nautilus, Inc., a Washington corporation
The Nautilus Group Sales Corporation, a Washington corporation
DFI Properties, LLC, a Virginia limited liability company
BFI Advertising, Inc., a Washington corporation
DFI Leaseco, LLC, a Washington limited liability company
Nautilus/Schwinn Fitness Group, Inc., a Colorado corporation
DF Hebb Industries, Inc., a Texas corporation
StairMaster Health & Fitness Products, Inc., a Washington corporation
The Nautilus Health & Fitness Group International Holdings, S.A., a Swiss corporation
The Nautilus Health & Fitness Group International, S.A., a Swiss corporation The Nautilus Health & Fitness Group Switzerland, S.A., a Swiss corporation The Nautilus Health & Fitness Group Germany GmbH, a German corporation
The Nautilus Health & Fitness Group UK Ltd., a United Kingdom corporation The Nautilus Health & Fitness Group Italy S.r.l., an Italian corporation